UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

IANTHUS CAPITAL HOLDINGS, INC.

(Name of registrant in its charter)

British Columbia, Canada	000-56228	98-1360810
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 414

New York, NY 10170

(Address of principal executive offices)

(646) 518-9418

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2022, the employment of Julius Kalcevich, Chief Financial Officer of iAnthus Capital Holdings, Inc. (the “Company”), ceased. Effective as of November 14, 2022, the Company appointed Philippe Faraut as Chief Financial Officer of the Company.

Philippe Faraut brings over 20 years of senior CPG financial management and leadership expertise to the Company. Since April 2021, Mr. Faraut has served as the Chief Financial Officer and a member of the board of directors of Irwin Naturals (“Irwin”) (OTCQB: IWINF), a mass market nutraceutical brand, having led Irwin's initial public offering and entrance into the psychedelic mental health care space. Prior to that, from October 2016 until January, Mr. Faraut served as Managing Partner of Bastiat Partners, an investment banking services firm, and from 2015 until 2016, he served as Chief Investment Officer for Knight Global LLC, a family office with a diversified asset portfolio. Mr. Faraut started his finance career at Merrill Lynch in the Consumer Retail group in New York and held senior positions at the Sage Group, Financo Inc. and Intrepid Investment Bankers. He holds a Master of Business Administration degree from the Anderson School at University of California, Los Angeles and a Bachelor of Science degree from Glion Institute - Hotel Management School.

In connection with his appointment as Chief Financial Officer, iAnthus Capital Management, LLC (including the Company and all of its subsidiaries, collectively, the “Companies”) entered into an employment agreement (the “Employment Agreement”) with Mr. Faraut, effective as of November 14, 2022, setting forth the terms of his employment. Pursuant to the Employment Agreement, Mr. Faraut will receive an annual base salary of $300,000 and beginning on January 1, 2023, Mr. Faraut will be eligible to receive an annual incentive cash bonus, in the sole discretion of the Company’s board of directors (“Board”), based upon criteria established annually by the Board. In addition, for the period between November 14, 2022 and December 31, 2022, Mr. Faraut may be awarded a discretionary incentive cash bonus based on individual and/or corporate performance during such period. Except as provided below, Mr. Faraut must be employed on the bonus payment date to be eligible to receive the bonus for the applicable year.

On or prior to November 19, 2022 and on November 15 of each subsequent year, pursuant to the Employment Agreement, Mr. Faraut will be entitled to receive restricted stock units with respect to the common shares of the Company, having an aggregate fair market value, as of the date of grant, of $300,000 (the “RSUs”). The grant of the RSUs to Mr. Faraut will be subject to the terms and conditions of the iAnthus Capital Holdings, Inc. Amended and Restated Omnibus Incentive Plan and related equity award agreement. The RSUs will vest in three equal annual installments on the first three anniversaries of the date of grant of such RSUs, contingent on Mr. Faraut remaining employed through each vesting date. The RSUs will immediately fully vest upon the consummation of a Change of Control (as defined in the Employment Agreement). In addition, Mr. Faraut will be entitled to receive personal time off benefits under Company’s policies and any other employee benefits pursuant to any benefit plans maintained by the Company in a manner consistent with other similarly situated employees of the Company. He will also be entitled to reimbursement of reasonable and necessary business-related expenses.

In the event of a Change of Control of the Company, either while Mr. Faraut is employed or during the first 12 months after the Company terminates Mr. Faraut’s employment without Cause (as defined in the Employment Agreement), or Mr. Faraut resigns for Good Reason (as defined in the Employment Agreement), then he shall be entitled to receive the following upon the consummation of the Change of Control: (i) a lump-sum cash payment equal to the sum of (A) Mr. Faraut’s then current base-salary for 18 months and (B) the amount of any annual incentive bonus paid to Mr. Faraut in the 12 months preceding the consummation of a Change of Control of the Company and (ii) a fully vested grant of RSUs with an aggregate fair market value equal to $450,000, based on the closing public market price per share on the 30th day after the date of the Change of Control of the Company. In the event that the Company terminates Mr. Faraut’s employment due to his death or disability, all unvested and outstanding RSUs held by Mr. Faraut shall be accelerated and become fully vested on the date of such termination. In the event that the Company terminates Mr. Faraut’s employment for any reason other than Cause, death or disability, or if Mr. Faraut resigns for Good Reason, then he shall be entitled to receive the following: (i) to the extent unvested, all RSUs held by Mr. Faraut shall be accelerated and become fully vested on the date of termination (provided that if such termination of employment is less than 180 days after a Change of Control of the Company, then only 66.67% of any unvested RSUs shall be accelerated and become fully vested); (ii) if Mr. Faraut is employed for at least one year, on the 60th date following the date of his termination of employment, Mr. Faraut will receive fully vested RSUs with an aggregate fair market value equal to $300,000 (provided that if such termination of employment is less than 180 days after a Change of Control of the Company, then Mr. Faurat shall not be entitled to any such payment); (iii) payment, over a 12 month period, of continuing compensation equal to the sum of (A) 12 months of his then base salary and (B) the amount of any annual incentive bonus paid to Mr. Faraut in the 12 months preceding the date of termination (provided that if such termination of employment is less than 180 days after a Change of Control of the Company, then Mr. Faurat shall not be entitled to any such payment); and (iv) if Mr. Faraut elects continuation coverage pursuant to COBRA under the Company’s group health plan, the Company shall pay Mr. Faraut’s COBRA premiums for such coverage until the earlier of (A) 12 months following the date of Mr. Faraut’s termination of employment, or (B) the date upon which Mr. Faraut accepts new employment that offers him medical benefits. The foregoing severance benefits are subject to, among other things, Mr. Faraut’s execution and delivery of a general release of all claims in favor of the Companies and their affiliates and subsidiaries.

In addition to the foregoing, the Employment Agreement includes covenants prohibiting Mr. Faruat from (i) disclosing certain confidential information and (ii) soliciting employees, contractors, consultants, vendors, clients and prospective clients of the Companies or their affiliates.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no family relationships between Mr. Faraut and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Faraut and any other persons pursuant to which Mr. Faraut was appointed as Chief Financial Officer of the Companies. Except as set forth herein, there are no related party transactions involving Mr. Faraut that are reportable under Item 404(a) of Regulation S-K.

Item 8.01         Other Events.

On November 15, 2022, the Company issued a press release announcing the cessation of services of Julius Kalcevich as Chief Financial Officer of the Company and the appointment of Philippe Faraut as Chief Financial Officer of the Company.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement by and between iAnthus Capital Management, LLC, including iAnthusCapital Holdings, Inc. and all of its subsidiaries, and Philippe Faraut dated November 14, 2022
99.1	Press release dated November 15, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date: November 17, 2022	By:	/s/ Robert Galvin
Robert Galvin
Interim Chief Executive Officer